UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) – May 28, 2008
Commission File Number 0-23320
OLYMPIC STEEL, INC.
(Exact name of registrant as specified in its charter)

Ohio	34-1245650

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

5096 Richmond Road, Bedford Heights, Ohio	44146

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 292-3800
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under and of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 28, 2008, Olympic Steel, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Agreement”) with its existing bank group. The Agreement, among other things, incorporates the fifteen amendments to the previous credit facility. In addition, the Agreement, subject to the terms and conditions set forth therein: (1) extends the maturity date of the credit facility from December 15, 2010 to December 15, 2011, as such date may be extended; and (2) increases the permissible capital expenditure limit from $25 million to $50 million in each of the fiscal years ending December 31, 2008 and 2009.
The foregoing summary is qualified in its entirety by reference to the full and complete terms of the Agreement filed as Exhibit 4.18 hereto.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit
Number	Description of Exhibit

4.18	Second Amended and Restated Credit Agreement dated as of May 28, 2008 by and among the Registrant, the financial institutions from time to time party thereto and Comerica Bank, as administrative agent.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.
Date: June 3, 2008	By:	/s/ Richard T. Marabito
Richard T. Marabito
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.18	Second Amended and Restated Credit Agreement dated as of May 28, 2008 by and among the Registrant, the financial institutions from time to time party thereto and Comerica Bank, as administrative agent.